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                                                                    EXHIBIT 3.12

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 11:30 AM 01/29/2003
                                                         030059811 - 3619518

                            CERTIFICATE OF FORMATION

                                       OF

                              BAYTOWN POWER GP, LLC

         The undersigned, an authorized natural person, for the purposes of forming a limited liability company (hereinafter called the "Company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

         1.       The name of the Company is Baytown Power GP, LLC.

         2. The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by
Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.

         Executed on January 29, 2003.

                                             /s/ Michael Ginsburg
                                             -----------------------------------
                                             Michael Ginsburg, Authorized Person